UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  January 5, 2005

JAMDAT Mobile Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50928	95-4991817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3415 S. Sepulveda Blvd., Suite 700
Los Angeles, CA 90034

(Address of principal executive offices) (Zip Code)

(310) 636-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                   Entry into a Material Definitive Agreement.

On January 5, 2005, JAMDAT Mobile Inc. (the “Registrant”) entered into a Purchase Agreement (the “Purchase Agreement”) with Downtown Wireless, L.L.C. (“Downtown”), a California limited liability company, John Cibulski, James Coriston, Jr. and Ruben Sandoval to purchase the limited liability company membership interests of Mr. Cibulski, Mr. Coriston and Mr. Sandoval in Downtown (the “Membership Interests”).  Mr. Cibulski, Mr. Coriston and Mr. Sandoval are herein referred to as the “Members.”  Downtown develops and distributes downloadable wireless entertainment applications for mobile telephone devices.  Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Registrant’s related press release dated January 6, 2005.

Pursuant to the Purchase Agreement, the Registrant will own 100% of the Membership Interests of Downtown.  The consideration paid by the Registrant for the Membership Interests consists of (i) $4,450,000 in cash and (ii) $700,000 worth of restricted common stock of the Registrant.  The Members may be entitled to additional consideration based on revenue milestones as provided for in the Purchase Agreement.

Item 2.01                                   Completion of Acquisition or Disposition of Assets.

On January 5, 2005, the Registrant completed the acquisition of the Membership Interests in Downtown from the Members, pursuant to the Purchase Agreement.  The nature and amount of consideration involved is set forth in Item 1.01 above.

Item 9.01                                   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

This Current Report on Form 8-K will be supplemented by amendment no later than March 21, 2005 to set forth the financial statements of the business acquired.

(b) Pro Forma Financial Information.

This Current Report on Form 8-K will be supplemented by amendment no later than March 21, 2005 to set forth the pro forma financial information with respect to the business acquired.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated January 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 6, 2005	JAMDAT Mobile Inc.

/s/ Michael Marchetti
Michael Marchetti Chief Financial Officer